EXHIBIT 23.1
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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Franklin Electric Co., Inc. and management's report on the effectiveness of internal control over financial reporting dated February 10, 2005, appearing in the Annual Report on Form 10-K of Franklin Electric Co., Inc. for the year ended January 1, 2005.


   /s/ DELOITTE & TOUCHE LLP


   Deloitte & Touche LLP
   Chicago, Illinois
   May 9, 2005